EXHIBIT 10.1

AMENDED AND RESTATED

CLASS B MEMBERSHIP INTEREST
CONTRIBUTION AGREEMENT

dated as of

October 26, 2007

by and among

MARKWEST ENERGY PARTNERS, L.P.,

and

THE SELLERS NAMED HEREIN

Table of Contents

		Page
ARTICLE I
DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Rules of Construction	5

ARTICLE II
CONTRIBUTION OF CLASS B INTERESTS; CLOSING

Section 2.1	Contribution of Class B Interests	5
Section 2.2	Closing	5
Section 2.3	Sellers’ Closing Deliveries	6
Section 2.4	Buyer’s Closing Deliveries	6

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations of the Sellers	7
Section 3.2	Representations of Buyer	6

ARTICLE IV
ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

Section 4.1	Commercially Reasonable Best Efforts; Further Assurances	12
Section 4.2	Registration Rights Agreement	12
Section 4.3	No Solicitation	12
Section 4.4	Expenses	12
Section 4.5	Public Announcements	13
Section 4.6	Reimbursement for Certain Contributions to the Company	13
Section 4.7	Seller Capacity	13
Section 4.8	Distributions	13
Section 4.9	Legends	13

ARTICLE V
CLOSING CONDITIONS

Section 5.1	Mutual Conditions	14
Section 5.2	Buyer’s Conditions	14
Section 5.3	Sellers’ Conditions	15

i

EXHIBITS

Exhibit A	—	Form of Assignment for Class B Membership Interest

Exhibit B	—	Form of Seller’s Closing Certificate

Exhibit C	—	Form of FIRPTA Certificate

Exhibit D	—	Form of Buyer’s Closing Certificate

Exhibit E	—	Form of Registration Rights Agreement

ii

AMENDED AND RESTATED

CLASS B MEMBERSHIP INTEREST

CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED CLASS B MEMBERSHIP INTEREST CONTRIBUTION AGREEMENT, dated as of October 26, 2007 (this “Agreement”), is entered into by and among each of the Sellers listed in Schedule 2.1 attached hereto (each referred to herein as a “Seller” and collectively, the “Sellers”), and MarkWest Energy Partners, L.P., a Delaware limited partnership (“Buyer”).  The Sellers and the Buyer are collectively referred to herein as the “Parties,” with each a “Party.”

WITNESSETH:

WHEREAS, Buyer previously entered into the Class B Membership Interest Contribution Agreement, dated September 5, 2007 (the “Original Agreement”), with the holders of Class B Membership Interests named therein (the “Original Sellers”);

WHEREAS, pursuant to Section 8.2 of the Original Agreement, Denney & Denney Capital, LLLP, a Colorado limited liability limited partnership (“DDC”), has requested that the Original Agreement be amended to include DDC as a party;

WHEREAS, pursuant to Section 8.2 of the Original Agreement, the Buyer and the Original Sellers agree to amend, restate and replace the Original Agreement in its entirety to include DDC as a party to this Agreement and the transactions contemplated herein;

WHEREAS, the Sellers collectively own all of the outstanding Class B Membership Interests (as defined below) in the Company, representing, in the aggregate, a 10.3% Membership Interest (as defined below) in MarkWest Energy GP, L.L.C., a Delaware limited liability company (the “Company”), with each Seller owning the Class B Membership Interest specified on Schedule 2.1 attached hereto, and MarkWest Hydrocarbon, Inc., a Delaware corporation (“Hydrocarbon”), owns all of the outstanding Class A Membership Interests (as defined below) representing a 89.7% Membership Interest  in the Company;

WHEREAS, subject to the terms and conditions set forth herein, each of the Sellers desires to contribute to Buyer, and Buyer desires for the Sellers to contribute to it, their respective Class B Membership Interests in exchange for cash and common units representing limited partnership interests in the Buyer (“Common Units”);

WHEREAS, as a material inducement to the Sellers entering into this Agreement, the Buyer has agreed to enter into a Registration Rights Agreement on the Closing Date and grant the Sellers certain registration rights as provided therein;

WHEREAS, as of the date hereof, pursuant to the requirements of Section 12.1 of the Company LLC Agreement (as defined below), in its capacity as the Class A Member of the Company, Hydrocarbon has consented to the transactions contemplated by this Agreement; and

WHEREAS, on September 5, 2007, the Buyer, Hydrocarbon and MWEP, L.L.C. (“MergerCo”) have entered into an Agreement and Plan of Redemption and Merger (the “Merger Agreement”), pursuant to which (i) Hydrocarbon will redeem a portion of its outstanding shares of common stock (the “Redemption”) and then (ii) MergerCo will merge (the “Merger”) with and into Hydrocarbon, with Hydrocarbon surviving, such that following the Redemption and Merger, Hydrocarbon will be a direct, wholly owned subsidiary of the Buyer.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follow:

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.  In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“Affiliate,” when used with respect to a Person, means any other Person that directly or indirectly controls, is controlled by or is under common control with such first Person.

“Aggregate Consideration Value,” with respect to a Seller, means the sum of (i) the cash received by such Seller pursuant to this Agreement plus (ii) the product of (A) the number of Common Units received by such Seller pursuant to this Agreement multiplied by (B) the Common Unit Price.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day on which commercial banks are generally open for business in Denver, Colorado other than a Saturday, a Sunday or a day observed as a holiday in Denver, Colorado under the Laws of the State of Colorado or the federal Laws of the United States of America.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Disclosure Schedule” means the disclosure schedule prepared by Buyer and delivered to Sellers as of the date of this Agreement.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.1.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Class A Membership Interests” has the meaning assigned to such term in the Company LLC Agreement.

“Class B Membership Interests” has the meaning assigned to such term in the Company LLC Agreement.

“Class B Proposal” has the meaning set forth in Section 4.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit Price” means $33.32.

“Common Units” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated May 24, 2002, as amended by Amendment No. 1 thereto, dated effective December 31, 2004, and Amendment No. 2 thereto, dated effective January 19, 2005.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors of the Company.

“Current Quarter” has the meaning set forth in Section 4.8(b).

“control,” and its derivatives, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

“Delaware LLC Act” means Delaware Revised Limited Liability Company Act.

“Encumbrances” means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever, other than restrictions on transfer under the Company LLC Agreement, which have been waived, and federal and state securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FIRPTA” means the Foreign Investment in Real Property Tax Act.

“Fox Support Agreement” means the Voting Agreement, dated the date hereof, among the Buyer and the Stockholders (as defined therein).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“governing documents” means, with respect to any person, the certificate or articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, operating agreement, unanimous equityholder agreement or declaration or other similar governing documents of such person.

“Governmental Authority” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case which has jurisdiction or authority with respect to the applicable party.

“GP Capital Contribution” has the meaning set forth in Section 4.6.

“Indemnified Parties” has the meaning set forth in Section 7.1.

“IDRs” means the Incentive Distribution Rights (as such term in defined in the Partnership Agreement).

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Authority, statutory body or self-regulatory authority (including the NYSE).

“Material Adverse Effect” means, with respect to Buyer, any effect that (i) is material and adverse to the financial position, results of operations, business, assets or prospects of Buyer and its Subsidiaries taken as a whole or (ii) would materially impair the ability of Buyer to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement.

“Membership Interests” has the meaning assigned to such term in the Company LLC Agreement.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“NYSE” means the New York Stock Exchange.

“Order” means any judgment, decree, injunction, ruling, award, settlement, stipulation or orders of a Governmental Authority.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Buyer.

“Person” or “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Previously Disclosed” by Buyer shall mean information set forth in Buyer Disclosure Schedule.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” shall mean, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, equity securities of such person.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Subsidiary” shall mean an Affiliate of a Person that is controlled by such Person directly, or indirectly through one or more intermediaries.

“Tax” or “Taxes” shall mean any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and other obligations of the same or of a similar nature to any of the foregoing.

“Unaffiliated Common Unitholders” means holders of Common Units other than Hydrocarbon or holders affiliated with Hydrocarbon or the Company.

Section 1.2             Rules of Construction.  In constructing this Agreement:  (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Schedule,” “Disclosure Schedule,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, “Schedule,” Disclosure Schedule, Exhibit, preamble or recitals hereto; and (e) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter and singular and the plural.

ARTICLE II
CONTRIBUTION OF CLASS B INTERESTS; CLOSING

Section 2.1             Contribution of Class B Interests.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), each Seller agrees, severally and not jointly, to contribute to the Buyer the Class B Membership Interest specified on Schedule 2.1 attached hereto as owned by such Seller, and the Buyer agrees to accept the contribution of each such Class B Membership Interest from each Seller and (a) pay to each

Seller the amount in cash and (b) issue to each Seller the number of Common Units, in each case, set forth opposite the name of such Seller on Schedule 2.1 attached hereto.

Section 2.2             Closing.  The closing of the contribution of the Class B Membership Interests pursuant to this Agreement (the “Closing”) shall take place concurrently with the closing of the Merger, subject to satisfaction or waiver of all of the conditions to each of the respective Parties’ obligations to consummate the contribution of the Class B Membership Interest hereunder (such date, the “Closing Date”); provided, that the Buyer shall have given the Sellers three (3) Business Days (or such shorter period as shall be agreeable to the Parties) prior written notice of such designated Closing Date.  The Closing shall take place at the offices of Hogan & Hartson LLP, 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202.

Section 2.3             Sellers’ Closing Deliveries.  At the Closing, each of the Sellers shall deliver, or cause to be delivered, to the Buyer the following:

(a)           a duly executed Assignment in substantially the form attached hereto as Exhibit A, transferring the Class B Membership Interest of such Seller;

(b)           a closing certificate, substantially in the form attached as Exhibit B, duly executed by, or on behalf of, such Seller;

(c)           a FIRPTA certificate, in the form attached hereto as Exhibit C duly executed by, or on behalf of, such Seller (i) stating that such Seller is not a foreign individual, foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing such Seller’s U.S. Employer Identification Number and (iii) providing such Seller’s address;

(d)           the Registration Rights Agreement, in the form attached hereto as Exhibit E duly executed by, or on behalf of, such Seller; and

(e)           such other certificates, instruments of conveyance or contribution and documents as may be reasonably requested by the Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

Section 2.4             Buyer’s Closing Deliveries.  At the Closing, Buyer shall deliver, or cause to be delivered, to each of the Sellers the following:

(a)           the full amount in cash set forth opposite the name of such Seller on Schedule 2.1 by wire transfer of immediately available funds to the respective accounts designated in writing by such Seller at least two (2) Business Days prior to Closing;

(b)           a duly executed certificate, countersigned by the appropriate officer(s) of the Company, representing the number of Common Units set forth opposite the name of such Seller on Schedule 2.1 hereto;

(c)           a closing certificate, substantially in the form attached as Exhibit D, duly executed by, or on behalf of, Buyer;

(d)           the Registration Rights Agreement, in the form attached hereto as Exhibit E duly executed by, or on behalf of, Buyer;

(e)           a long-form certificate of good standing of recent date of Buyer; and

(f)            such other certificates, instruments of conveyance or contribution and documents as may be reasonably requested by such Seller prior to the Closing Date to carry out the intent and purposes of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations of the Sellers.  Each Seller hereby represents and warrants, severally and not jointly, to Buyer that:

(a)           Organization; Authorization; Validity of Agreement; Necessary Action.  This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)           Ownership.  Such Seller’s Class B Membership Interest is, and on the Closing Date will be, owned beneficially and of record by such Seller and, to the best knowledge of such Seller, has been duly authorized and is validly issued, fully paid (to the extent required under the Company LLC Agreement) and non-assessable (except as provided under the Delaware LLC Act or the Company LLC Agreement).  Such Seller has good and marketable title to such Seller’s Class B Membership Interest, free and clear of any Encumbrances, including any liens for Taxes.  Such Seller has and will have at all times through the Closing Date sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to such Seller’s Class B Membership Interest at all times through the Closing Date.

(c)           No Violation.  Neither the execution and delivery of this Agreement by such Seller, the performance by such Seller of such Seller’s obligations under this Agreement, nor the consummation by such Seller of the transactions contemplated hereby nor compliance by such Seller with any of the provisions herein will (i) result in the creation of any Encumbrance upon the Class B Membership Interest or (ii) violate any Orders or Laws applicable to such Seller or any of such Seller’s properties, rights or assets.

(d)           Consents and Approvals.  No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by such Seller in connection with such Seller’s execution, delivery and performance of this Agreement or the consummation by such Seller of the transactions contemplated by this Agreement.

(e)           Absence of Litigation.  There is no action, litigation or proceeding pending and no Order of any Governmental Authority outstanding nor, to the knowledge of such Seller, is any such action, litigation, proceeding or Order threatened, against such Seller or such Seller’s Class B Membership Interest which may prevent or materially delay such Seller from performing such Seller’s obligations under this Agreement or consummating the transactions contemplated hereby on a timely basis.

(f)            Brokerage and Finder’s Fee.  No fees or commissions will be payable by such Seller to any broker, finder, or investment banker with respect to the disposition or contribution of any of such Seller’s Class B Membership Interest or the consummation of the transactions contemplated by this Agreement.

(g)           No Side Agreements.  Except for this Agreement and the agreements contemplated by this Agreement and the Merger Agreement (if and to the extent such Seller is a party to any such agreements), there are no other agreements by, among or between such Seller or any of such Seller’s Affiliates, on the other hand, and the Company or its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

(h)           Community Property.  Except for DDC, each Seller is a natural person.  Except in the case of Jan Kindrick and Kevin Kubat, each Seller that is a natural person is domiciled and residing in the State of Colorado, and such Seller’s Class B Membership Interest is not subject to community property rights.  Kevin Kubat is domiciled and residing in the State of Oklahoma and such Seller’s Class B Membership Interest is not subject to community property rights.  Jan Kindrick is domiciled and residing in the State of Texas and such Seller’s Class B Membership Interest may be subject to community property rights.

(i)            Investment Intent; Investment Experience; Restricted Securities.  In acquiring the Common Units hereunder, such Seller is not offering or selling, and shall not offer or sell the Common Units, in connection with any distribution of any of such Common Units, and such Seller shall not participate in any such undertaking or in any underwriting of such an undertaking, except in compliance with applicable federal and state securities Laws.  Such Seller acknowledges that Seller can bear the economic risk of such Seller’s investment in the Common Units, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Units.  Such Seller is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Such Seller understands that none of the Common Units received pursuant to this Agreement shall have been registered pursuant to the Securities Act or any applicable state securities Laws, that all of such Common Units shall be characterized as “restricted securities” under federal securities Laws and that under such Laws and applicable regulations none of such Common Units can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

(j)            Limitation of Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3.1, SUCH SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

Section 3.2             Representations of Buyer.  Except as set forth in a section of the Buyer Disclosure Schedule delivered concurrently herewith corresponding to the applicable sections of this Section 3.2 to which such disclosure applies, Buyer hereby represents and warrants to each Seller that:

(a)           Organization; Qualification.  Buyer has the requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Buyer of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other actions or proceedings on the part of Buyer to authorize the execution and delivery of this Agreement, the performance by Buyer of the obligations hereunder or the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)           No Violations.  Neither the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement, nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions herein will (i) result in a violation or breach of or conflict with the Partnership Agreement or Buyer’s certificate of limited partnership, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties, rights or assets owned or operated by Buyer, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Buyer under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Buyer is a party or by which Buyer or any of Buyer’s properties, rights or assets may be bound, (iii) violate any Orders or Laws applicable to Buyer or any of Buyer’s properties, rights or assets, except in the case of clauses (ii) and (iii) as would not have a Material Adverse Effect.

(c)           Consents and Approvals.  No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by Buyer in connection with Buyer’s execution, delivery and performance of this Agreement or the consummation by Buyer of the transactions contemplated by this Agreement, except as provided under Section 4.2, or as would not have a Material Adverse Effect.

(d)           Absence of Litigation.  There is no action, litigation or proceeding pending and no Order of any Governmental Authority outstanding nor, to the knowledge of Buyer, is any such action, litigation, proceeding or Order threatened, against Buyer which may prevent or materially delay Buyer from performing Buyer’s obligations under this Agreement or consummating the transactions contemplated hereby on a timely basis, except as would not have a Material Adverse Effect.

(e)           Independent Investigation.  Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company which investigation, review and analysis was done by Buyer and, to the extent Buyer deemed necessary or appropriate, by its representatives.

(f)            Investment Intent; Investment Experience; Restricted Securities.  In acquiring the Class B Membership Interests, Buyer is not offering or selling, and shall not offer or sell the Class B Membership Interests, in connection with any distribution of any of such Class B Membership Interests, and Buyer shall not participate in any such undertaking or in any underwriting of such an undertaking, except in compliance with applicable federal and state securities Laws.  Buyer acknowledges that it can bear the economic risk of its investment in the Class B Membership Interests, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Class B Membership Interests.  Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Buyer understands that none of the Class B Membership Interests shall have been registered pursuant to the Securities Act or any applicable state securities Laws, that all of such Class B Membership Interests shall be characterized as “restricted securities” under federal securities Laws and that under such Laws and applicable regulations none of such Class B Membership Interests can be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

(g)           Capitalization.  As of the date hereof, there are 36,500,455 Common Units issued and outstanding, and all of such Common Units and the limited partner interests represented thereby were duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware LP Act and the Partnership Agreement).  As of the date hereof, the Company owns a 2.0% general partner interest in the Buyer and all of the IDRs, and such general partner interest was duly authorized and validly issued in accordance with the Partnership Agreement.  As of the date hereof, except as Previously Disclosed in Schedule 3.2(g) of the Buyer Disclosure Schedule, Buyer has no equity securities authorized and reserved for issuance, Buyer does not have any Rights issued or outstanding with respect to its equity securities, and Buyer does not have any commitment to authorize, issue or sell any such equity securities or Rights, except pursuant to this Agreement and the Merger Agreement.  The number of Common Units that are issuable upon exercise of any employee or director options to purchase Common Units or Subordinated Units as of the date hereof are Previously Disclosed in Schedule 3.2(g) of the Buyer Disclosure Schedule. At Closing, the Common Units issued to each Seller hereunder and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware LP Act and the Partnership Agreement).

(h)           Financial Reports and SEC Documents.  Buyer’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Buyer or any of its Subsidiaries subsequent to December 31, 2004 under the Securities Act, or under Sections 13(a),

13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, its “SEC Documents”), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the Buyer as of its date, and each of the statements of income and changes in partners’ equity and cash flows in such SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in partners’ equity and changes in cash flow of Buyer for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.  Except as and to the extent set forth on its balance sheet as of December 31, 2006 (or such later date of any balance sheet filed with the SEC as an SEC Document), as of such date, neither Buyer nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto prepared in accordance with GAAP consistently applied.

(i)            No Brokers.  No action has been taken by Buyer that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, fees to be paid by Buyer to Lehman Brothers Inc. and RBC Capital Markets in connection with the transactions contemplated by the Merger Agreement and this Agreement.

(j)            No Material Adverse Change.  Except as disclosed in its SEC Documents filed with the SEC on or before the date hereof, since December 31, 2006, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), (ii) Buyer has not made any material change in its accounting methods, principles or practices or its Tax methods, practices or elections and (iii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to result in a Material Adverse Effect.

(k)           Conflicts Committee Action.  At a meeting duly called and held, the Conflicts Committee determined that this Agreement and the transactions contemplated hereby, together with the Merger Agreement and the transaction contemplated thereby, are fair and reasonable to, and in the best interests of, the Unaffiliated Common Unitholders and the Partnership, and recommended that the Board of Directors of the Company approve this Agreement and the transactions contemplated hereby.

(l)            Energy Partners Fairness Opinion.  Lehman Brothers Inc. has delivered to the Conflicts Committee its written opinion dated September 5, 2007, that as of such date, the Redemption/Merger Consideration paid in the Redemption and the Merger and the consideration paid to the Sellers pursuant to this Agreement, in the aggregate, are fair, from a financial point of view, to the Unaffiliated Common Unitholders.

(m)          Limitation of Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3.2, BUYER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

ARTICLE IVARTICLE IV
ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

Section 4.1             Commercially Reasonable Best Efforts; Further Assurances.  From and after the date hereof, upon the terms and subject to the conditions hereof, the Buyer and each Seller shall use its or his commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing but subject to the other terms of this Agreement, the parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, contribution, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective such transactions.

Section 4.2             Registration Rights Agreement.  On the Closing Date, Buyer and each of the Sellers shall execute and deliver the Registration Rights Agreement, in the form attached hereto as Exhibit E pursuant to which Buyer will agree to grant certain registration rights to the Sellers with respect to Common Units issued to the Sellers pursuant to this Agreement.

Section 4.3             No Solicitation.  Each Seller agrees that Seller will not, and shall use his or its reasonable best efforts to cause such Seller’s Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or encourage or facilitate, any proposal to acquire all or a portion of such Seller’s Class B Membership Interest (a “Class B Proposal”) or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or otherwise cooperate in any way with, any such Class B Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person other than Buyer, (iv) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any such Class B Proposal or (v) agree or publicly propose to do any of the foregoing.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of a Seller shall be a breach of this Section 4.3 by such Seller.  Each Seller hereby represents that, as of the date hereof, such Seller is not engaged in any discussions or negotiations with respect to any Class B Proposal other than with Buyer and agrees not to, and shall use best efforts to cause such Seller’s Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Class B Proposal and will take commercially reasonable steps to inform such Seller’s Representatives of the obligations undertaken by such Seller pursuant to this Agreement, including this Section 4.3.

Section 4.4             Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, all reasonable and documented costs and expenses incurred of the Sellers in connection with this Agreement, including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses of the Sellers, up to a maximum of $10,000 per Seller, shall be reimbursed or paid by the Buyer, except to the extent otherwise provided in this Agreement.

Section 4.5             Public Announcements.  No Seller will issue any press release or other written statement for general circulation or otherwise make a public announcement relating to the transactions contemplated hereby without the prior approval of the Buyer and the Conflicts Committee.

Section 4.6             Reimbursement for Certain Contributions to the Company.  If after the date of this Agreement and prior to the Closing Date, the Buyer issues Common Units or other equity securities other than pursuant to this Agreement and, in connection therewith, any Seller makes one or more capital contributions to the Company pursuant to Section 3.5 of the Company LLC Agreement in connection with the Company’s obligation to make a capital contribution to the Buyer pursuant to Section 5.2(b) of the Partnership Agreement (a “GP Capital Contribution”), such Seller shall promptly give notice to the Buyer thereof and provide such other documents, information and materials as the Buyer may reasonably request documenting such GP Capital Contribution, and upon Closing, Buyer shall reimburse each Seller for the amount of any GP Capital Contribution made by such Seller.

Section 4.7             Seller Capacity.  Each Seller has entered into this Agreement solely in the capacity as the beneficial owner of such Seller’s Class B Membership Interest; provided nothing herein shall in any way restrict or limit any Seller from taking any action in such Seller’s capacity as a director or officer of the Company or of Hydrocarbon or otherwise fulfilling his or her fiduciary obligations as director or officer of the Company or of Hydrocarbon.

Section 4.8             Distributions.

(a)           Prior to Closing. Until the Closing Date, all Class B Members shall continue to be entitled to distributions to be paid pursuant to the Company LLC Agreement.

(b)           Payment in Lieu of Final Quarterly Distribution.

(1)        If the Closing Date occurs during a calendar quarter before the Company has made a Company Distribution to the Class B Membership Interests in respect of the previous  calendar quarter, the Partnership shall pay to each Seller who has contributed such Seller’s Class B Membership Interest to Buyer at Closing pursuant to this Agreement:

 (A)         within five days after making its quarterly distribution in respect of such previous quarter, an amount equal to the remainder of (i) such Seller’s Hypothetical Company Distribution Amount for such previous quarter less (ii) such Aggregate Common Unit Distribution Amount paid to such Seller for such previous quarter, and

(B)           within five days after making its next quarterly distribution (i.e. its quarterly distribution in respect of the calendar quarter in which the Closing Date occurs

(the “Current Quarter”)), an amount equal to the remainder of (i) the sum of (I) the product of (a) such Seller’s Hypothetical Company Distribution Amount for the Current Quarter times (b) the Pro Rata GP Quarterly Period, plus (II) the product of (x) such Seller’s Aggregate Common Units Distribution Amount for the Current Quarter times (y) the Pro Rata LP Unit Quarterly Period; less (ii) the Aggregate Common Units Distribution Amount for the Current Quarter.

(2)        If the Closing Date occurs during a calendar quarter after the Company has made a Company Distribution to the Class B Membership Interests in respect of the previous calendar quarter, the Partnership shall, within five days of making its next quarterly distribution (i.e. its quarterly distribution in respect of the Current Quarter), pay to each Seller who has contributed such Seller’s Class B Membership Interest to Buyer at Closing pursuant to this Agreement, an amount equal to the remainder of: (i) the sum of (I) the product of (a) such Seller’s Hypothetical Company Distribution Amount for the Current Quarter times (b) the Pro Rata GP Quarterly Period, plus (II) the product of (x) such Seller’s Aggregate Common Units Distribution Amount for the Current Quarter times (y) the Pro Rata LP Unit Quarterly Period; less (ii) the Aggregate Common Units Distribution Amount for the Current Quarter.

The following terms used in this Section 4.8(b) shall have the definitions assigned to them:

“Aggregate Common Unit Distribution Amount,” with respect to a Seller, means the aggregate amount of the distributions by the Partnership for such calendar quarter in respect of the Common Units issued to such Seller pursuant to this Agreement, regardless of whether such Seller subsequently sells or otherwise disposes of any of such Common Units;

 “Company Distribution” means the quarterly distribution payable by the Company to its Members of the amounts distributed to the Company by the Partnership each quarter in respect of the Company’s general partner interest and incentive distribution rights pursuant to the terms and provisions of the Partnership Agreement as in effect on the date of this Agreement;

            “Hypothetical Company Distribution Amount,” with respect to a Seller, means the product of (i) such Seller’s Pro Rata Interest times (ii) an amount equal to 10.3% of the amount that would have been payable by the Partnership to the Company for such calendar quarter in respect of the Company’s general partner interest and incentive distribution rights pursuant to the terms and provisions of the Partnership Agreement as in effect on the date of this Agreement. The Hypothetical Company Distribution Amount for the Current Quarter under clauses (1)(B) and (2) above, shall be calculated based on the total number of outstanding Common Units outstanding immediately prior to the Closing Date, and the actual distribution declared by the Partnership for that Current Quarter;

          “Pro Rata GP Quarterly Period,” is a fraction, the numerator of which is the number of days in the period beginning from the first day of the calendar quarter in which the Closing Date occurs and ending the day of the Closing Date, and the denominator of which is the total number of days in the calendar quarter in which the Closing Date occurs.

            “Pro Rata Interest,” with respect to a Seller, is a fraction, the numerator of which is such Seller’s Class B Membership Interest percentage, as set forth on Schedule 2.1, and the denominator of which is 10.3%.

            “Pro Rata LP Unit Quarterly Period,” is a fraction, the numerator of which is the number of days in the period beginning from the day after the Closing Date and ending the last day of the calendar quarter in which the Closing Date occurs, and the denominator of which is the total number of days in the calendar quarter in which the Closing Date occurs.

Section 4.9             Legends.  The certificate or certificates representing the Common Units issued pursuant to Section 2.1(b) shall bear a legend that such shares have not been registered under the Securities Act or any state securities.

ARTICLE V
CLOSING CONDITIONS

Section 5.1             Mutual Conditions.  The respective obligation of the Buyer and each of the Sellers to consummate the contribution of the Class B Membership Interests by the Sellers, and the issuance of the Common Units and payment of cash by Buyer as contemplated in Section 2.1 above shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           no order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby, and no action, proceeding or investigation by any Governmental Authority with respect to this Agreement or the transactions contemplated hereby shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of such transaction or to impose any material restrictions or requirements thereon or Buyer or any Seller with respect thereto; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 4.1;

(b)           all filings required to be made prior to the Closing Date with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained;

(c)           the Buyer and Hydrocarbon shall have concurrently closed the Merger.

Section 5.2             Buyer’s Conditions.  The obligation of Buyer to consummate the contribution of the Class B Membership Interests by the Sellers, and the issuance of the Common Units and payment of cash by Buyer as contemplated in Section 2.1 above shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Seller individually and not the Sellers jointly (any or all of which may be waived by the Buyer in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           the representations and warranties of such Seller contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(b)           such Seller shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Seller on or prior to the Closing Date; and

(c)           such Seller shall have delivered to Buyer all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.3.

Section 5.3             Sellers’ Conditions.  The respective obligation of each Seller to consummate the contribution of such Seller’s Class B Membership Interest, and receive the Common Units and payment of cash by Buyer as contemplated in Section 2.1 above shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the applicable Seller on behalf of such Seller in writing, in whole or in part, to the extent permitted by applicable Law):

(a)           the representations and warranties of Buyer contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(b)           Buyer shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Buyer on or prior to the Closing Date; and

(c)           Buyer shall have delivered to each Seller all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.4.

ARTICLE VI
TERMINATION

Section 6.1             Termination.  Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to Closing:

(a)           by the mutual consent of Buyer and any Seller on behalf of such Seller in a written instrument;

(b)           by Buyer, or any Seller on behalf of such Seller, after February 27, 2008, if the Closing has not occurred by such date; provided that as of such date the terminating party is not in default under this Agreement;

(c)           if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(d)           by either the Buyer, on the one hand, or any Seller (solely with respect to such Seller) on the other hand, in writing without prejudice to other rights and remedies which the terminating party or its Affiliates may have (provided the terminating party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if the other party (i) has materially failed to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) has materially breached any of its representations or warranties contained herein; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of thirty (30) days following written notice from the non-defaulting party to cure any breach of this Agreement, if such breach is curable; or

(e)           automatically, without any action on the part of Buyer or any Seller, at any time prior to Closing, upon the public announcement of the termination of the Merger Agreement.

Section 6.2             Effect of Termination.  If a party terminates this Agreement as provided in Section 6.1 above, such termination shall be without liability and none of the provisions of this Agreement shall remain effective or enforceable, except for those contained in Section 4.4, this Section 6.2 and Article VIII.  Notwithstanding and in addition to the foregoing, in the event that this Agreement is terminated pursuant to Section 6.1(d) or if any party is otherwise in breach of this Agreement, (a) such breaching party or parties shall remain liable for its or their obligations under Article VII and (b) such termination shall not relieve such breaching party of any liability for a willful breach of any covenant or agreement under this Agreement or be deemed a waiver of any available remedy (including specific performance, if available) for any such breach.

ARTICLE VII
INDEMNIFICATION

Section 7.1             Seller’s Indemnity.  Each Seller, severally and not jointly, shall indemnify and hold harmless Buyer and its respective officers, directors and employees (the “Buyer Indemnified Parties”) from any and all claims, liabilities, damages, penalties, judgments, assessments, losses, costs, expenses, including reasonable attorneys’ fees and expenses, incurred by Buyer in seeking indemnification under this Agreement in connection with the breach of a representation or warranty set forth in paragraphs (a) through (i) of Section 3.1 by such Seller.  The liability of each Seller under this Section 7.1 shall not exceed 50% of the Aggregate Consideration Value received by such Seller pursuant to this Agreement.

Section 7.2             Survival.  In the event of termination of this Agreement pursuant to Section 6.1, all rights and obligations of the parties hereto under this Agreement shall terminate, except the provisions of Section 4.4, Section 6.2, this Article VII, and Article VIII shall survive such termination; provided that nothing herein shall relieve any party hereto from any liability for any material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of a nonbreaching party under this Agreement in the case of such a material breach, at law or in equity, shall be preserved.  In the event the Closing occurs, the representations and warranties of Seller and Buyer contained in paragraphs (a) through (i) of Section 3.1 shall survive the Closing indefinitely.  Other than the obligations contained in paragraphs (a) through (i) of Section 3.1, Section 4.1, Section 4.2, Section 4.4, Section 4.6, Section 4.8(b), this Article VII and Article VIII of this Agreement, none of the representations, warranties, agreements, covenants or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

Section 7.3             Enforcement of this Agreement.  The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm.  Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder.  Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

Section 7.4             No Waiver Relating to Claims for Fraud or Willful Misconduct.  The liability of any party under this Article VII shall be in addition to, and not exclusive of, any other liability that such party may have at law or in equity based on such party’s (a) fraudulent acts or omissions or (b) willful misconduct.  None of the provisions set forth in this Agreement shall be deemed to be a waiver by or release of any party of any right or remedy that such party may have at law or equity based on any other party’s fraudulent acts or omissions or willful misconduct nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud or willful misconduct, (ii) the time period during which a claim for fraud or willful misconduct may be brought, or (iii) the recourse that any such party may seek against another party with respect to a claim for fraud or willful misconduct.

ARTICLE VIII
MISCELLANEOUS

Section 8.1             Notices.  All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the address listed below, in the case of Buyer, or the addresses listed in Schedule 8.1, in the case of the respective Sellers, or to such other address as the Buyer or a Seller may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice that the recipient has read the message, if sent via electronic mail; upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery; provided, that copies to be delivered below or on such schedule shall not be required for effective notice and shall not constitute notice.

If to Buyer, addressed to:

MarkWest Energy Partners, L.P.
1515 Arapahoe St.
Tower 2, Suite 700
Denver, CO  80202
Attention:  Board of Directors/Conflicts Committee
Telecopy:  (303) 662-8870

with a copy to:

MarkWest Energy Partners, L.P.
1515 Arapahoe St.
Tower 2, Suite 700
Denver, CO  80202
Attention:  General Counsel
Telecopy:  (303) 925-9308

with a copy to:

Vinson & Elkins L.L.P.
666 Fifth Avenue 26th Floor
New York, NY  10103-0040
Attention:  Michael J. Swidler
Telecopy:  (917) 849-5367

with a copy to:

Andrews Kurth LLP
1350 I Street, NW
Suite 1100
Washington, DC 20005
Attention:  Bill Cooper
Telecopy:  (202) 974-9537

Section 8.2             Waiver and Amendment; Entire Agreement.  Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by any of the Sellers individually, or the Conflicts Committee, on behalf of the Buyer, or (b) amended or modified as to any Seller individually at any time by an agreement in writing between any such Seller individually, and the Conflicts Committee, on behalf of the Buyer.  Notwithstanding the foregoing, at any time prior to Closing, upon the request of any two or more Sellers, the Buyer shall amend this Agreement solely for the purpose of changing the amount of cash to be paid and/or the number of Common Units to be issued to one or more of the Sellers as reflected in Schedule 2.1, as the requesting Sellers may request in writing; provided, that any such changes do not increase the total amount of cash or the total number of Common Units to be issued by the Buyer pursuant to Section 2.1; and provided, further, that any such amendment shall be agreed to in writing by the Buyer and each of the affected Sellers.

This Agreement and the agreements contemplated by this Agreement and the Merger Agreement (if and to the extent a Party is a party thereto) represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

Section 8.3             Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Except as contemplated in Section 7.1, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.  No Party hereto may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise), except in the case of a Seller that is a natural person, by probate to such Seller’s estate; provided that Buyer may assign its rights under this Agreement to an Affiliate of Buyer, but any such assignment shall not relieve Buyer of its obligations hereunder.  Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.

Section 8.4             Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 8.5             Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 8.6             Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of federal or Delaware law govern). The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Colorado (or state court if subject matter jurisdiction prevents maintaining an action in federal court), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such Party as provided in Section 8.1 shall be deemed effective service of process on such Party.

Section 8.7             Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8             Negotiated Agreement. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

Section 8.9             Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 8.10           No Act or Failure to Act.  No act or failure to act shall constitute a breach by Buyer of this Agreement unless such act or failure to act is expressly approved by the Conflicts Committee; provided, however, this provision shall not be applicable in the case of DDC.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

MARKWEST ENERGY PARTNERS, L.P.

By:	MarkWest Ener gy GP, L.L.C., its general partner

By:	/s/ NANCY K. BUESE
Name:	Nancy K. Buese
Title:	SVP & Chief Financial Officer

-OR-

By:	/s/ FRANK M. SEMPLE
Name:	Frank M. Semple
Title:	President & Chief Executive Officer

Frank M. Semple

/s/ FRANK M. SEMPLE

John M. Fox

/s/ JOHN M. FOX

Randy S. Nickerson

/s/ RANDY S. NICKERSON

John C. Mollenkopf

/s/ JOHN C. MOLLENKOPF

Donald C. Heppermann

/s/ DONALD C. HEPPERMANN

Andrew L. Schroeder

/s/ ANDREW L. SCHROEDER

Jan Kindrick

/s/ JAN KINDRICK

I, the spouse of Jan Kindrick, have read and hereby approve the foregoing Agreement. In consideration of Buyer granting my spouse the right to transfer and contribute his Class B Membership Interest to Buyer on the terms and for the consideration set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the Class B Membership Interest transferred and assigned or the consideration received shall hereby be similarly bound.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any right under the Agreement.

Cindy Kindrick

/s/ CINDY KINDRICK

Kevin Kubat

/s/ KEVIN KUBAT

Nancy K. Buese

/s/ NANCY K. BUESE

C. Corwin Bromley

/s/ C. CORWIN BROMLEY

Denney & Denney Capital, LLLP

By:	/s/ ARTHUR J. DENNEY
Arthur J. Denney
President and Chief Executive Officer

EXHIBIT A

ASSIGNMENT

                                       , a natural person residing in the state of                               (the “Seller”), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Amended and Restated Class B Membership Interest Contribution Agreement, dated as of October 26, 2007, (the “Agreement”) among the Seller, MarkWest Energy Partners, L.P., a Delaware limited partnership (“Buyer”), and the other parties named as Sellers therein, by these presents, contributes, assigns, transfers and delivers, or will cause to be contributed, assigned, transferred and delivered, to Buyer all of the Seller’s right, title and interest in and to Seller’s         % limited liability company membership interest (the “Subject Interest”) in MarkWest Energy GP LLC, a Delaware limited liability company, subject to and in accordance with the terms of the Agreement.  All capitalized terms not otherwise defined herein shall have the definitions given to such terms in the Agreement.

TO HAVE AND TO HOLD such Subject Interest, as a going concern, unto Buyer and its successors and assigns to and for its or their use forever.

The contribution and assignment of the Subject Interest pursuant to this Assignment is made free and clear of all Encumbrances.

The Seller and the Buyer agree to execute and deliver such further agreements, instruments, documents of contribution and assignment, and certificates, and take such further actions as may be reasonably required to further evidence, confirm and effect the contribution and assignment of the Subject Interest pursuant to this Assignment.

The Seller hereby constitutes and appoints Buyer, its successors and assigns, the Seller’s true and lawful attorney and attorneys, with full power of substitution, in the Seller’s name and stead, by, on behalf of and for the benefit of Buyer, its successors and assigns, to demand and receive the Subject Interest transferred hereunder and to give receipts and release for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the Seller’s name, or otherwise, for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper for the collection or reduction to possession of the Subject Interest transferred hereunder or for the collection and enforcement of any claim or right of any kind hereby contributed, assigned, transferred, and delivered, or intended so to be, and to do all acts and the things in relation to the Subject Interest transferred hereunder which Buyer, its successors or assigns, shall deem desirable, the Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Seller in any manner or for any reason whatsoever.  Except as set forth in the Purchase Agreement, this Assignment is made, and is accepted by Buyer, without warranty of title, express, implied or statutory, and without recourse.

This Assignment shall be governed and construed in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law.

A-1

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of                , 200    .

A-2

SELLER CLOSING CERTIFICATE

                The undersigned                            , a natural person residing in the state of                             (the “Seller”), hereby certifies to MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Buyer”), in accordance with the requirements of Section 5.2(c) of the Amended and Restated Class B Membership Interest Contribution Agreement, dated October 26, 2007 (the “Agreement”), by and between the Seller, the Buyer and the other parties named as sellers therein, as follows:

                1.             The representations and warranties of the Seller set forth in the Agreement that are qualified by materiality or Material Adverse Effect were true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties were true and correct in all material respects as of the date of the Agreement and as of the date hereof (except that representations made as of a specific date are true and correct as of such date).

                2.             The Seller has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by such Seller on or prior to the date hereof.

                Capitalized terms not otherwise defined herein shall have those meanings assigned to them in the Agreement.

B-1

EXHIBIT C

FIRPTA CERTIFICATE

                Under Section 1445 of the Internal Revenue Code of 1986, as amended, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of an interest in the entity is a foreign person.  To inform MarkWest Energy Partners, L.P. that withholding of tax is not required upon my disposition of Class B Membership Interests in MarkWest Energy GP LLC, I,                          , hereby certify the following:

1.               I am not a nonresident alien for purposes of U.S. income taxation;

2.               My U.S. taxpayer identification number (Social Security Number) is           ; and

3.               My home address is

                I understand that this certification may be disclosed to the Internal Revenue Service by MarkWest Energy Partners, L.P. and that any false statement I have made here could be punished by fine, imprisonment, or both.

                Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

C-1

EXHIBIT D

BUYER CLOSING CERTIFICATE

                MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Buyer”), hereby certifies to the Sellers (as defined), in accordance with the requirements of Section 5.3(c) of the Amended and Restated Class B Membership Interest Contribution Agreement, dated October 26, 2007 (the “Agreement”), by and between the Buyer and the other parties named as sellers therein (the “Sellers”), as follows:

                1.             The representations and warranties of the Buyer set forth in the Agreement that are qualified by materiality or Material Adverse Effect were true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties were true and correct in all material respects as of the date of the Agreement and as of the date hereof (except that representations made as of a specific date are true and correct as of such date).

                2.             The Buyer has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by the Buyer on or prior to the date hereof.

                Capitalized terms not otherwise defined herein shall have those meanings assigned to them in the Agreement.

D-1

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

E-1

Schedule 2.1

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(b)	Aggregate Value of Consideration
Frank M. Semple	2.00%	$4,080,977	183,717	$10,202,443
John M. Fox	1.60%	$3,264,782	146,974	$8,161,954
Randy S. Nickerson	1.60%	$3,264,782	146,974	$8,161,954
John C. Mollenkopf	1.60%	$3,264,782	146,974	$8,161,954
Denney & Denney Capital, LLLP	1.60%	$3,264,782	146,974	$8,161,954
Donald C. Heppermann	1.00%	$2,040,489	91,859	$5,101,222
Andrew L. Schroeder	0.20%	$408,098	18,372	$1,020,244
Jan Kindrick	0.20%	$408,098	18,372	$1,020,244
Kevin Kubat	0.20%	$408,098	18,372	$1,020,244
Nancy K. Buese	0.20%	$408,098	18,372	$1,020,244
C. Corwin Bromley	0.10%	$204,011	9,186	$510,122
TOTAL	10.30%	$21,016,996	946,146	$52,542,582

Accepted and Agreed

November 13, 2007

Initials

Schedule 8.1

Class B Members (“Sellers”)

NAME & ADDRESS	NAME & ADDRESS

John M. Fox	Andrew L. Schroeder

Donald C. Heppermann	Jan Kindrick

Randy S. Nickerson	Kevin Kubat

John C. Mollenkopf	Nancy K. Buese

Frank M. Semple	C. Corwin Bromley

Denney & Denney Capital, LLLP

Buyer Disclosure Schedule

[See attached]